UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2014 (December 18, 2014)

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564462
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Bee Caves Road, Suite 608 Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)
 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2014, Mr. Ralph Kehle, a member of the board of directors of Victory Energy Corporation (the "Company"), submitted his resignation from the Company's board of directors effective immediately. At the time of his resignation, Mr. Kehle was not a member of any committee of the Company’s board of directors. Mr. Kehle’s resignation from the Company’s board of directors did not result from any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

A copy of Mr. Kehle’s letter of resignation dated December 18, 2014 is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. Kehle with a copy of the disclosures contained in this Current Report on Form 8-K no later than the day of filing this Form 8-K with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

99.1	Letter of Resignation dated December 18, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Energy Corporation

Dated: December 24, 2014	By:	/s/ Kenneth Hill
Kenneth Hill Chief Executive Officer